Herbalife International, Inc.

Analysis of Round 2 Proposals

February 26, 2002

BARRINGTON ASSOCIATES

INVESTMENT BANKERS

ROUND 2 ANALYSIS

Comparison of Proposals

Comparison of Proposals

Private Equity Group	Revised Price Per Share	Initial Price Per Share	Time to Merger Agreement	Key Considerations
	$16.00	**$15.00**	**30-45 days**	• Highest price among revised offers • No financing contingency • Limited due diligence • Limited acquisition history
	$15.00	**$15.00**	**45-60 days**	• Limited due diligence • Requires renegotiation of parachutes for continuing executives • Lowered equity contribution in revised proposal
Golden Gate Capital	**$14.10**	**$14.75**	**20 days**	• Lowest price among revised offers • Lowest equity commitment among bidders • Requires consultant survey of distributors prior to closing • Sponsors and lenders completed extensive due diligence • Aggressive pursuit of opportunity
Whitney & Company	**$15.00**	**$14.50**	**45 days**	• Sponsors and lenders completed extensive due diligence • Increased equity contribution and price in revised proposal • Industry experience of Sponsor • Aggressive pursuit of opportunity

ROUND 2 ANALYSIS

Comparison of Proposals

Comparison of Financing Proposals

Private Equity Group	Per Share Price	Cost of Equity	Assumed Debt	Expense Assumptions	Total Uses of Funds	Herbalife Cash	Debt Financing	Proposed Equity Contribution	Post-Transaction Liquidity
	$160.0	$548.7	$11.9	Buy Side: $5.0 * Sell Side: $10.0 Parachute: $13.7 Total: $28.7	$589.3	$100.0 *	$0.0	$489.3	Cash: $12.5 * Revolver: n/a Total: n/a
	$150.0	$512.4	$13.9	Buy Side: $11.3 Sell Side: $10.0 Parachute: $13.7 Total: $35.0	$561.3	$175.0	$270.0	$116.3	Cash: $5.0 Revolver: $5.0 Total: $10.0
Golden Gate Capital	$141.0	$479.8	$11.9	Buy Side: $22.5 Sell Side: $10.0 Parachute: $13.7 Total: $46.2	$537.9	$160.0	$272.0	$105.9	Cash: $6.5 Revolver: $2.5 Total: $9.0
Whitney & Company	$150.0	$512.4	$11.9	Buy Side: $15.0 Sell Side: $10.0 Parachute: $13.7 Total: $38.7	$563.0	$175.0	$265.0	$123.0	Cash: $5.0 Revolver: $5.0 Total: $10.0

* did not provide a detailed sources and uses statement. Expense and cash figures are based on discussions between Barrington and .

ROUND 1 ANALYSIS

Comparison of Financing Proposals

Sources of Funds - Initial Proposal vs. Revised Proposal



$600
$500
$400
$300
$200
$100
$-
$459
$489
$100
$100
$-
$-
Sponsor Equity
Herbalife Cash
Debt Financing
Initial
Revised



$350
$300
$250
$200
$150
$100
$50
$-
$131
$116
$100
$175
$305
$270
Sponsor Equity
Herbalife Cash
Debt Financing
Initial
Revised



Golden Gate Capital
$300
$250
$200
$150
$100
$50
$-
$106
$106
$160
$160
$272
$272
Sponsor Equity
Herbalife Cash
Debt Financing
Initial
Revised



Whitney and Company
$300
$250
$200
$150
$100
$50
$-
$112
$123
$147
$175
$265
$265
Sponsor Equity
Herbalife Cash
Debt Financing
Initial
Revised